SCHEDULE 14A
             Information Required in Proxy Statement

                         (Rule 14a-101)

                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
     14a-12

               Acceptance Insurance Companies Inc.
        (Name of Registrant as Specified In Its Charter)


           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction
applies:
     ____________________________________________________________

     2) Aggregate number of securities to which transaction
applies:
     ____________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was
determined):
     ____________________________________________________________

     4) Proposed maximum aggregate value of transaction:
     ____________________________________________________________

     5) Total fee paid:
     ____________________________________________________________

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     _____________________________________________________

     2) Form, Schedule or Registration Statement No.:
     _____________________________________________________

     3) Filing Party:
     _____________________________________________________

     4) Date Filed:
     _____________________________________________________

               ACCEPTANCE INSURANCE COMPANIES INC.
                      222 South 15th Street
                         Suite 600 North
                        Omaha, NE  68102
                         (402) 344-8800


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     TO BE HELD MAY 25, 1995

To Shareholders:

Please take notice that the Annual Meeting of shareholders of Acceptance Insurance Companies Inc. (the "Company") will be held at the Marriott Hotel, 10220 Regency Circle, Omaha, Nebraska, on
May 25, 1995, at 10:00 a.m., local time. At the meeting, shareholders will be asked to consider and vote upon the following matters:

     (1) The election of nine directors to hold office until the 1996 Annual Meeting or until the election and qualification of their successors;

     (2)  The approval of an amendment to the Amended 1992
          Incentive Stock Option Plan;

     (3)  The ratification of the appointment of Deloitte &
          Touche LLP as the Company's principal independent accountants;

     (4)  The approval of an amendment to the Company's Restated
          Certificate of Incorporation; and

     (5) Such other matters as may properly come before the Meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 24, 1995 will be entitled to vote at the Meeting or any adjournment thereof. A list of shareholders entitled to notice of and to vote at the Meeting will be available for inspection at the offices of the Company during the ten days preceding the Annual Meeting.

                              By Order of the Board of Directors,
                              Donn E. Davis
                              Secretary

Omaha, Nebraska
May 2, 1995

           YOUR VOTE IS IMPORTANT.  PLEASE EXECUTE AND
       RETURN THE ENCLOSED PROXY PROMPTLY, IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT
   AT THE MEETING AND VOTE IN PERSON.  IN THE EVENT YOU WISH
             TO ATTEND THE MEETING, YOU MAY REVOKE
                 YOUR PRIOR PROXY BY SO VOTING.

     The current directors and executive officers of the Company have advised the Company that they intend to vote or cause their affiliates to vote an aggregate of 3,090,178 shares of Common Stock, or approximately 20.5% of the total outstanding shares, in favor of the nominees for director named herein; the amendment to the 1992 Incentive Stock Option Plan; the appointment of Deloitte & Touche LLP as the Company's principal independent public accountant; and the amendment to the Company's Restated Certificate of Incorporation.

               ACCEPTANCE INSURANCE COMPANIES INC.
                      222 South 15th Street
                         Suite 600 North
                        Omaha, NE  68102

_________________________________________________________________

                         PROXY STATEMENT
_________________________________________________________________

                   Mailing Date:  May 2, 1995

                 ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD MAY 25, 1995

_________________________________________________________________

                        I.  INTRODUCTION

     This Proxy Statement is furnished to the shareholders of Acceptance Insurance Companies Inc., a Delaware corporation (the "Company"), in connection with the solicitation of Proxies to be used in voting at the annual meeting of shareholders of the Company to be held at 10:00 a.m., local time, May 25, 1995, at the Marriott Hotel, 10220 Regency Circle, Omaha, Nebraska, or at any adjournments thereof (the "Annual Meeting" or the "Meeting"). The Proxy is being solicited by the Company on behalf of the Board of Directors, and this Proxy Statement, together with the accompanying Proxy, is being mailed to shareholders on or about May 2, 1995.

                       VOTING AND PROXIES

Record Date; Voting Rights

     Only holders of record of the Company's Common Stock at the close of business on April 24, 1995 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting or any
adjournment thereof.   Shareholders of record on the Record Date
are entitled to one vote per share on any matter that may properly come before the Annual Meeting. As of the Record Date, there were 15,094,350 shares of Common Stock, $.40 par value, outstanding and entitled to vote. The presence, either in person or by properly executed Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

Matters to be Voted Upon; Vote Required

          At the Annual Meeting, shareholders will be asked to consider and vote upon the following:

(1) The election of nine directors to serve until the 1996 Annual Meeting or until the election and qualification of their successors. Nominees receiving a plurality of the votes cast at the Meeting will be elected as directors of the Company.

(2)  The approval of an amendment to the Amended 1992 Incentive
     Stock Option Plan. Approval of such amendment requires the affirmative vote of a majority of the votes cast at the Meeting.

(3) The ratification of the appointment of Deloitte & Touche LLP as the Company's principal independent public accountants. Ratification of the appointment of the accountants requires the affirmative vote of a majority of the votes cast at the Meeting.

(4) The approval of an amendment to the Company's Restated Certificate of Incorporation. Approval of the Amendment requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Common Stock entitled to vote thereon.

     Directors and certain executive officers of the Company and their affiliates own 3,090,178 shares of Common Stock, approximately 20.5% of the total outstanding shares, and have advised the Company that they intend to vote FOR the election of the Director nominees, the amendment to the Amended 1992 Incentive Stock Option Plan, the appointment of Deloitte & Touche LLP as the Company's principal independent public accountants and the amendment to the Company's Restated Certificate of Incorporation.

Solicitation of Proxies

     Following the original mailing of Proxy soliciting material, directors and officers and other employees of the Company may solicit, without additional compensation, or may engage others to solicit, Proxies by any appropriate means, including personal interview, mail, telephone and facsimile or telegraph. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries, which are holders of record of the Company's Common Stock, to forward Proxy soliciting material to the beneficial owners of such shares, and the Company will reimburse such holders of record for their reasonable expenses incurred in connection therewith.

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the Proxy, (ii) duly executing a Proxy relating to the same shares, bearing a later date, and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the Proxy).

Board Recommendation

     Properly executed Proxies will be voted in accordance with shareholder's directions. If no directions are given, Proxies will be voted FOR the election of the director nominees, the proposed amendment to the Amended 1992 Incentive Stock Option Plan, the approval of the Company's principal independent public accountants, and the proposed amendment to the Restated Certificate of Incorporation. The Board of Directors recommends a vote FOR each of the matters submitted to shareholders for approval at the Annual Meeting.

               SUBMISSION OF SHAREHOLDER PROPOSALS

     Any proposal which a holder of Common Stock intends to present at next year's Annual Meeting of shareholders must have been received by the Secretary of the Company, at the address appearing on the first page of this Proxy Statement, no later than January 2, 1996, in order to be included in the Proxy Statement and the form of a Proxy relating to that meeting.

       II.  MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, the shareholders will consider and vote upon: (1) the election of directors who will serve until the 1996 Annual Meeting of Shareholders or until the election and qualification of their successors; (2) an amendment to the Company's Amended 1992 Incentive Stock Option Plan (the "ISO Plan"), to increase the number of shares of Common Stock available for stock options granted under the ISO Plan from 500,000 to 1,000,000; (3) the approval of Deloitte & Touche LLP as principal independent public accountants of the Company for 1995; and (4) an amendment to the Company's Restated Certificate of Incorporation, to increase the number of authorized shares of Common Stock which the Company may issue from 20,000,000 to 40,000,000.

               PROPOSAL 1 - ELECTION OF DIRECTORS

     At the Annual Meeting, shareholders will be asked to elect a board of nine directors to hold office until the 1996 Annual Meeting or until the election and qualification of their successors. The following table sets forth information regarding nominees for election to the Company's Board of Directors. If a nominee is unable to serve or, for good cause, will not serve, the Proxy confers discretionary authority to vote with respect to the election of any person to the board.

Nominees

     All of the nominees currently serve as directors of the Company.

                                  Position, Principal Occupations
     Name and Age                     and Other Directorships
     ------------                 -------------------------------

Jay A. Bielfield(1), 48 . . . . . Mr. Bielfield has been a
                                  director of the Company since
                                  December 1992.  Mr. Bielfield
                                  is an employee and a member of
                                  the Board of Directors of
                                  Little Caesar Enterprises, Inc.
                                  Mr. Bielfield is a director of
                                  Major Realty Corporation and
                                  Detroit Tigers, Inc.

Kenneth C. Coon(2), 44. . . . . . Mr. Coon is Chairman and Chief
                                  Executive Officer of the
                                  Company and has been a director
                                  of the Company since December
                                  1992.  He served as Interim
                                  Chief Executive Officer of the
                                  Company beginning in February
                                  1992, and as Chairman and
                                  President from December 1992
                                  until March 1994, whereupon he
                                  was elected Chairman and Chief
                                  Executive Officer.  Mr. Coon
                                  has been President and Chief
                                  Executive Officer, and a
                                  director, of Acceptance
                                  Insurance Holdings Inc. since
                                  its formation and of each of
                                  its subsidiaries since their
                                  formation or acquisition; and,
                                  since August 1993 has served as
                                  a director of The Redland
                                  Group, Inc.  Mr. Coon also
                                  serves as a director of Terrano
                                  Corporation and Major Realty
                                  Corporation.

Edward W. Elliott, Jr.(2), 51 . . Mr. Elliott has been a director of the Company since December
                                  1992.  Mr. Elliott is Vice-
                                  Chairman and Chief Financial
                                  Officer of Franklin
                                  Enterprises, Inc., an
                                  investment management firm in
                                  Deerfield, Illinois.  Mr.
                                  Elliott also serves as a
                                  director of Warehouse Club,
                                  Inc.

Robert LeBuhn(3), 62. . . . . . . Mr. LeBuhn has been a director of the Company since December
                                  1992.  Mr. LeBuhn is a private
                                  investor.  He was Chairman of
                                  Investor International (U.S.),
                                  Inc., an investment firm in New
                                  York, New York, until
                                  September 30, 1994.  Mr. LeBuhn
                                  serves as a director of USAir
                                  Group, Inc., Cambrex Corp.,
                                  Amdura Corp., Enzon, Inc. and
                                  Lomas Financial Corp.

Michael R. McCarthy(2), 43. . . . Mr. McCarthy has been a
                                  director of the Company since
                                  December 1992.  Mr. McCarthy
                                  has been Chairman and a
                                  director of McCarthy & Co., a
                                  firm engaged in the investment
                                  banking business in Omaha,
                                  Nebraska, since it was
                                  organized in 1986.  He is also
                                  a director and Chairman of
                                  McCarthy Group, Inc., which is
                                  the parent of McCarthy & Co.
                                  Mr. McCarthy also serves as a
                                  director of Major Realty
                                  Corporation.

John P. Nelson(2), 54 . . . . . . Mr. Nelson has been President and Chief Operating Officer of
                                  the Company since March 1994,
                                  and a director since August
                                  1993.  Mr. Nelson serves as
                                  either Chairman or President
                                  and a director of The Redland
                                  Group, Inc., and its insurance
                                  subsidiaries, Redland Insurance
                                  Company, American Growers
                                  Insurance Company, Agro
                                  International, Inc., American
                                  Agrisurance, Inc., American
                                  Agrijusters Co., Crop Insurance
                                  Marketing, Inc., and U.S. Ag
                                  Insurance Services, Inc., all
                                  of which are subsidiaries of
                                  the Company.  Since August 1993
                                  he has served as a director of
                                  Acceptance Insurance Holdings
                                  Inc. and each of its
                                  subsidiaries.

R. L. Richards(1), 46 . . . . . . Mr. Richards has been a
                                  director of the Company since
                                  January 1991. Mr. Richards has
                                  served as the President and a
                                  director of RDT Corp., a
                                  privately held investment
                                  corporation, Dublin, Ohio,
                                  since 1987 and has held various
                                  positions with that company
                                  since 1978.  He is a director
                                  of Clinton Gas Systems, Inc.

David L. Treadwell(3), 40 . . . . Mr. Treadwell has been a
                                  director of the Company since
                                  December 1992.  Mr. Treadwell
                                  has been director, Chairman and
                                  Chief Executive Officer of
                                  Major Realty since March 1992.
                                  Mr. Treadwell also is President
                                  of Heritage Network,
                                  Incorporated which is
                                  responsible for a portfolio of
                                  investments, including
                                  operating businesses in
                                  automotive supply, newspaper
                                  publishing, real estate
                                  development and residential
                                  construction.

Doug T. Valassis(3), 42 . . . . . Mr. Valassis has been a
                                  director of the Company since
                                  December 1992.  Mr. Valassis is
                                  President and Chief Executive
                                  Officer of Franklin
                                  Enterprises, Inc., an
                                  investment management firm in
                                  Deerfield, Illinois.  Mr.
                                  Valassis also serves as a
                                  director of Warehouse Club,
                                  Inc., and Lindner Investments,
                                  Massachusetts Trust.
_______________

(1) Member of the Audit Committee of the Company.

(2) Member of the Executive Committee of the Company.

(3) Member of the Compensation Committee of the Company.

      PROPOSAL 2 - AMENDMENT TO THE AMENDED 1992 INCENTIVE
                        STOCK OPTION PLAN

     At the Meeting, shareholders will be asked to approve an amendment to the Amended 1992 Incentive Stock Option Plan (the "ISO Plan"), originally adopted by the Board of Directors of the Company on September 22, 1992, and approved by the shareholders on December 22, 1992, to increase the shares of Common Stock available for stock options granted under the ISO Plan from 500,000 to 1,000,000.

     A copy of the ISO Plan is furnished herewith as Annex A.

     Under the ISO Plan officers, key employees and non-employee directors are eligible for grant of options to purchase shares of the Common Stock, at a price per share not less than 100% of the fair market value of the shares on the date of grant. The ISO Plan is designed to qualify for favorable tax treatment to participants pursuant to Section 422 and related Sections of the Internal Revenue Code. Under these Sections and subject to Internal Revenue Code requirements, a participant who receives an incentive stock option is not taxed on its value either at the time the option is granted or at the time it is exercised. Instead, the participant incurs a tax only upon the eventual sale or other disposition of the shares so acquired. Additionally, a participant may be subject to any favorable capital gains treatment when the shares are eventually sold. The Company is not entitled to a deduction for federal income tax purposes in connection with the grant or any exercise of incentive stock options.

     The following table sets forth information with respect to options granted under the ISO Plan to the persons designated during the year ended December 31, 1994.

                                   Dollar        Number of
  Name and Position                Value*          Units
  -----------------                -------       ---------
Kenneth C. Coon                    $11.375     50,000 Shares
  Chairman and Chief
  Executive Officer

John P. Nelson                          --        None
  President and Chief
  Operating Officer

Richard C. Gibson                       --        None
  Executive Vice President,
  The Redland Group, Inc.

Thomas D. Stamm                     11.375     10,000 Shares
  Senior Vice President,
  Acceptance Insurance Company

Joseph P. Hutelmyer                 11.375      5,000 Shares
  President, Seaboard
  Underwriters, Inc.

All Current Executive Officers
as a Group (13 persons)             11.375    107,500 Shares

Non-Employee Director Group
(7 persons)                         12.500     10,500 Shares

Non-Executive Officer Employee
Group (3 persons)                   11.375      7,500 Shares
_______________

     * This figure represents the exercise price of the options, which is equal to the fair market value of the shares of Common Stock at the date of grant of the option. The value of the options is the difference between the value of the underlying Common Stock and the exercise price.

         PROPOSAL 3 - APPROVE APPOINTMENT OF INDEPENDENT
                       PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Deloitte & Touche LLP as independent public accountants of the Company for 1995. The appointment of independent pubic accountants by the Board of Directors is submitted for approval by the shareholders.
Although shareholder approval is not required, if the shareholders do not ratify the appointment, the Board of Directors will reconsider the matter.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions presented by shareholders.

       PROPOSAL 4 - AMENDMENT TO THE RESTATED CERTIFICATE
                        OF INCORPORATION

The Amendment

     Shareholders are being asked at the meeting to approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock which may be issued by the Company from 20 million shares to 40 million shares. The proposed Amendment has been approved by the unanimous vote of the Board of Directors. The change will be affected by an amendment to the first sentence of Article IV of the Company's Restated Certification of Incorporation to read as follows:

          "The total number of shares of all classes of stock which the Corporation shall have the authority to issue is forty-five million
          (45,000,000) shares, consisting of five
          million (5,000,000) shares of preferred stock without par value (hereinafter "Preferred
          Stock"), and forty million (40,000,000)
          shares of common stock, par value forty cents
          ($.40) per share (hereinafter "Common
          Stock")."

     The existing provisions of the Company's Restated Certificate of Incorporation authorize 20 million shares of Common Stock, $.40 par value, and 5 million shares of Preferred Stock, without par value. The Amendment does not alter the Company's ability to issue up to 5 million shares of Preferred Stock in such series with such special rights, preferences, restrictions, qualifications and limitations as the Board of Directors may designate.

Reasons for the Amendment

     The Board of Directors believes it is in the best interests of the Company and its shareholders to increase the number of authorized shares of Common Stock at this time. Of the 4,906,713 shares of authorized but unissued Common Stock, 347,082 are reserved for issuance pursuant to exercise of certain outstanding warrants and options which are vested, and 36,500 shares are reserved for issuance under the Company's Employee Stock Purchase Plan. In addition, options which have not yet vested have been granted to directors, officers and key employees to purchase an additional 138,750 shares of Common Stock. The Company's ISO Plan and Employee Stock Purchase Plan, previously approved by shareholders, authorize the grant of additional options and rights to purchase shares of Common Stock in the aggregate covering an additional 669,349 shares of Common Stock (1,169,349 if the proposed amendment to the ISO Plan is approved). The Board of Directors believes that grants of options under the ISO Plan and purchase rights under the Employee Stock Purchase Plan are an important part of incentive compensation for management and key employees.

     The Board of Directors believes that there will be a continuing need for additional capital to fund the Company's insurance operations, and that it may be in the best interests of the Company and its shareholders to have additional Common Stock available to be issued to meet such needs. The property and casualty insurance business requires significant amounts of capital to support the writing of insurance business, particularly in times of premium growth. The Company's history is one of continuing premium growth as a result both of acquisitions (several of which have resulted in the issuance of additional shares of Common Stock) and of internal growth, and it intends to continue to pursue additional opportunities in the insurance business. The Company must maintain minimum levels of capital in its insurance subsidiaries in order to continue to write business and at the same time meet the standards established by state insurance regulatory authorities and insurance rating bureaus.

     The Company continually monitors its capital needs and explores alternative plans for meeting such needs. It is the Company's belief that the volume of business it expects to write in 1995 and 1996 may require additional capital in order to maintain levels of capital appropriate for its premium writings and to meet regulatory requirements established by insurance regulatory authorities and insurance rating bureaus. The Company currently is considering an increase in its revolving credit facility (presently permitting borrowings up to $35 million) with its bank lenders ("Revolving Credit Facility") as well as raising additional capital through the issuance of additional Common Stock. On February 23, 1995, the Company filed a registration with the Securities and Exchange Commission relating to a proposed public offering of $60 million of subordinated debt convertible into shares of Common Stock. The principal uses of any additional funds which may be available from any increase in the Revolving Credit Facility which may be agreed to by the bank lenders, and from any such public offering, if it occurs, will be to fund the Company's insurance operations.

     The additional shares of Common Stock which would be authorized by the Amendment would be available for use in connection with stock dividends and stock splits, acquisitions, and public offerings and private placements to secure additional capital funds. The Company has no current plans calling for the use of any shares of Common Stock in any acquisition.

     Unreserved and unissued shares of Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be in the best interests of the Company and its shareholders, and except as otherwise required by applicable law, without further authority from the Company's shareholders. The issuance of additional shares of Common Stock may have a dilutive effect on voting rights of shareholders and upon earnings per share. The issuance of additional shares of Common Stock may have an anti-takeover effect as it would increase the cost of acquiring the Company. The Company is unaware of any plan by any person to gain control of the Company. Holders of the Company's stock have no preemptive rights to acquire unissued or treasury shares of the Company.

       III.  INFORMATION ABOUT THE COMPANY, DIRECTORS AND
                       EXECUTIVE OFFICERS

    MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

     The Board of Directors met four times and took action by unanimous consent on two occasions in 1994. All of the nominees for director served on the Board of Directors throughout 1994. There are three committees of the Board, an Executive Committee, an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee.

     The Executive Committee may exercise certain limited powers of the Board of Directors and met once in 1994. The Audit Committee has authority to review internal audit and financial controls, and to recommend to the Board the independent public accountants to serve as auditors, review with the independent auditors the annual audit plan, the financial statements, the auditor's report and their evaluation and recommendations concerning the Company's internal controls and approve the types of professional services for which the Company may retain the independent auditors. The Audit Committee met twice in 1994.
The Compensation Committee reviews the compensation of the executive officers of the Company, and makes recommendations to the Board of Directors regarding such compensation and awards under the various compensation plans adopted by the Company. The Compensation Committee met once in 1994.

     During 1994, each director attended at least 75% of the meetings of the Board of Directors and each committee on which he sat.

                    COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not full-time employees of the Company receive an annual retainer of $10,000 plus $1,000 for attendance at each meeting of the Board of Directors and $1,000 for attendance at each meeting of a Committee on which the director sits occurring other than on a day when the directors meet, and $500 for each such meeting occurring on a day when the directors meet. Non-employee directors who serve as Chairman of a Board Committee, receive an additional $3,000 annual retainer.

     Messrs. Bielfield, Coon and McCarthy are directors, and Mr. Treadwell is Chairman and Chief Executive Officer and a director, of Major Realty Corporation ("Major Realty"). Non-employee directors of Major Realty are paid $2,500 for each meeting of directors attended in person. Mr. Treadwell is employed on a month-to-month basis under an Employee Lease Agreement with Mr. Treadwell's primary employer, Heritage Network, Incorporated ("Heritage"). Under the Employee Lease Agreement, Mr. Treadwell is required to devote such time to his duties as Chief Executive Officer of Major Realty as he and the Major Realty Board determine to be necessary, and Major Realty pays to Heritage $100,000 annually for Mr. Treadwell's services. Major Realty has granted to Mr. Treadwell an option to purchase, during a period ending 10 days after the termination of his employment by Major Realty, termination of the Employee Lease Agreement, or a change of control of Major Realty, 100,000 shares of Major Realty common stock for $2.7679 per share. On June 14, 1994, Mr. Treadwell was granted options to purchase an additional 100,000 shares of Major Realty common stock for $2.00 per share, exercisable at any time prior to June 30, 1995.

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Treadwell, a director and member of the Compensation Committee, is Chairman, Chief Executive Officer and a director of Major Realty Corporation. Mr. Coon, Chairman, Chief Executive Officer and a director of the Company, is a director of Major Realty Corporation. See "Certain Transactions" for information with respect to compensation paid to or on behalf of Mr. Treadwell by Major Realty Corporation in 1994. Mr. Coon receives $2,500 per meeting as director fees from Major Realty Corporation, and received $5,000 in 1994. Major Realty does not have a compensation committee, and compensation issues are determined by its Board of Directors.

                       EXECUTIVE OFFICERS

     The individuals identified below are the executive officers of the Company who have been appointed by the Board of Directors and who served in the capacities indicated at December 31, 1994. Executive officers normally are appointed annually by the Board of Directors and serve at the pleasure of the Board.

Kenneth C. Coon, 44 . . . . . Chairman and Chief Executive
                              Officer of the Company and a
                              director of the Company since
                              December 1992.  He served as
                              Interim Chief Executive Officer of
                              the Company beginning in February
                              1992, and as Chairman and President
                              from December 1992 until March
                              1994, whereupon he was elected
                              Chairman and Chief Executive
                              Officer.  Mr. Coon has been
                              President and Chief Executive
                              Officer and a director of
                              Acceptance Insurance Holdings Inc.
                              since its formation and of each of
                              its subsidiaries since their
                              formation or acquisition; and,
                              since August 1993 has served as a
                              director of The Redland Group, Inc.
                              Mr. Coon also serves as a director
                              of Terrano Corporation and Major
                              Realty Corporation.


John P. Nelson, 54. . . . . . President and Chief Operating
                              Officer of the Company since March
                              1994, and a director since August
                              1993.  Mr. Nelson serves as either
                              Chairman or President and a
                              director of The Redland Group,
                              Inc., and its insurance
                              subsidiaries, Redland Insurance
                              Company, American Growers Insurance
                              Company, Agro International, Inc.,
                              American Agrisurance, Inc.,
                              American Agrijusters Co., Crop
                              Insurance Marketing, Inc., and U.S.
                              Ag Insurance Services, Inc., all of
                              which are subsidiaries of the
                              Company.  Since August 1993 he has
                              served as a director of Acceptance
                              Insurance Holdings Inc. and each of
                              its subsidiaries.

Greg D. Ewald, 41 . . . . . . Senior Vice President of
                              Underwriting of the Company since
                              October 1993.  Mr. Ewald has been
                              Vice President of Underwriting for
                              Acceptance Insurance Company and
                              Acceptance Indemnity Insurance
                              Company since April 1990.  Prior
                              thereto, Mr. Ewald was Vice
                              President, Treaty Underwriting, at
                              Underwriters Reinsurance Company.

William J. Gerber, 37 . . . . Vice President, Investments and
                              Investor Relations of the Company
                              since December 1992, and of
                              Acceptance Insurance Holdings Inc.
                              since July 1, 1991.  Beginning in
                              August 1987, he was Director of
                              Financial Reporting and
                              Acquisitions for the Company.
                              Prior thereto, he was a certified
                              public accountant with Coopers &
                              Lybrand.

Richard C. Gibson, 59 . . . . Executive Vice President of the
                              Redland Group, Inc., since August
                              1993, and President of American
                              Agrisurance, Inc., a wholly-owned
                              marketing subsidiary of the Company
                              since its formation in November
                              1976.  From 1973 through 1976, Mr.
                              Gibson was Vice President and
                              Marketing Manager of Blakley Crop
                              Hail and prior to that time, from
                              1964 through 1973 Branch Manager of
                              the Crop Division of the Insurance
                              Company of North America.

Robert W. Haney, 53 . . . . . Senior Vice President of Claims of
                              the Company since July 1993.  For
                              the prior 11 years, Mr. Haney was
                              Assistant Vice President of Claims
                              for Empire Fire & Marine Insurance
                              Company.

Joseph P. Hutelmyer, 41 . . . President and Chief Operating
                              Officer of Seaboard Underwriters,
                              Inc., since October 1991.  He was
                              Senior Vice President of Seaboard
                              from January 1986 to October 1991,
                              and has been employed with Seaboard
                              since 1981.

Peter A. Knolla, 47 . . . . . Assistant Secretary of the Company
                              since December of 1992.  He has
                              been Secretary of the majority of
                              the Acceptance subsidiaries since
                              July of 1991.  Prior to that time
                              he was associated with the Central
                              National Insurance Group and Empire
                              Insurance Companies for fifteen
                              years.

Georgia M. Mace, 45 . . . . . Treasurer and Chief Financial
                              Officer of the Company since May
                              1992.  Ms. Mace has been Treasurer
                              and Chief Financial Officer of
                              Acceptance Insurance Company since
                              its formation and of each of the
                              Acceptance subsidiaries since their
                              formation or acquisition.  She also
                              has served as a director of
                              Acceptance Insurance Company and
                              Phoenix Indemnity Insurance Company
                              since their formation.  Ms. Mace
                              formerly was Treasurer of
                              Cornhusker Casualty, a division of
                              Berkshire Hathaway.

George P. Mang, 64. . . . . . President and Chief Operating
                              Officer of Phoenix Indemnity since
                              April 1994.  Prior to that time,
                              Mr. Mang was Executive Vice
                              President of Statewide Insurance
                              for 25 years.

Joseph G. Smith, 40 . . . . . Vice President of Budget, Audit and
                              Strategic Planning since August
                              1993.  Mr. Smith served as Vice
                              President and Treasurer of Redland
                              Insurance Company from 1982 to
                              1994.  Prior to joining Redland,
                              Mr. Smith worked as a certified
                              public accountant with Ernst &
                              Whinney for six years.

Thomas D. Stamm, 48 . . . . . Senior Vice President of Acceptance
                              Insurance Company since October
                              1993.  Prior to that time, Mr.
                              Stamm was a founding officer and
                              Senior Vice President of
                              Underwriting for the Scottsdale
                              Insurance Company.  Prior to that
                              time, Mr. Stamm was a Vice
                              President of Underwriting for Great
                              Southwest Fire Insurance Company
                              for 10 years.

John R. Svoboda, 42 . . . . . Vice President of Regulatory
                              Affairs for the Company since July
                              1991.  He has been with the Company
                              since 1987.  For the prior 13 years
                              Mr. Svoboda was a Senior Examiner
                              with the Nebraska Department of
                              Insurance.


               COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth for each of the three years ended December 31, 1994, the compensation paid by the Company to its Chief Executive Officer and the four most highly compensated executive officers receiving total compensation in excess of $100,000 annually.

                                     SUMMARY COMPENSATION TABLE

                                                                    Long Term
                                  Annual Compensation             Compensation
                             ------------------------------   ---------------------
                                                               Deferred
       Name and                                               Cash Bonus   Options       Other
  Principal Position         Year      Salary      Bonus(1)   Payable(2)     (#)     Compensation(3)
  ------------------         ----      ------      --------   ----------   -------   ---------------
Kenneth C. Coon              1994     $259,375     $45,500      $62,500     50,000      $ 7,310(4)
Chairman, Chief Executive    1993      250,300      88,000       17,000     74,000       11,575(4)
Officer and Director         1992(5)   195,300      42,000           --         --          848

John P. Nelson               1994      228,982      11,000           --         --           --
President, Chief Operating   1993(6)    84,002          --           --         --           --
Officer and Director         1992           --          --           --         --           --

Richard C. Gibson            1994      195,239          --           --         --           --
Executive Vice President,    1993(6)    84,564          --           --         --           --
The Redland Group, Inc.      1992           --          --           --         --           --

Thomas D. Stamm              1994      131,000      25,000           --     10,000           --
Senior Vice President,       1993       52,408(7)   10,000           --         --           --
Acceptance Insurance         1992           --          --           --         --           --
Company

Joseph P. Hutelmyer          1994      123,592       3,000        7,000      5,000        1,582
President, Seaboard          1993      118,365       8,000        4,000     10,000        5,132
Underwriters, Inc.           1992      108,030          --           --         --        5,132

_______________

     (1)  Reflects amounts paid in 1994 under the Management Incentive Compensation Plan (the
"Plan") adopted by the Company pursuant to which cash bonuses may be awarded to executives and key employees of the Company and its subsidiaries measured principally on Company earnings and individual performance.  Under the Plan, the amount of cash bonus earned is payable over a three-
year period, provided the bonus recipient remains employed by the Company.

     (2)  The amounts reflect cash bonuses earned by the named executive officers and payable in
1995, provided he or she remains in the employ of the Company.

     (3)  Except where indicated, these amounts reflect the Company's contribution on behalf of such persons to Defined Contribution Plans maintained by the Company.

     (4)  Includes $5,000 paid to Mr. Coon in 1994, and $2,500 in 1993 as director fees by Major
Realty Corporation, the 33.1% subsidiary of the Company.

     (5)  Prior to February 1992, Mr. Coon served as Chief Executive Officer of Acceptance Insurance
Holdings Inc. and its subsidiaries.

     (6)  Messrs. Nelson and Gibson became employed by the Company following the acquisition of The
Redland Group, Inc., effective July 1, 1993.

     (7)  Mr. Stamm became employed by the Company in August 1993.

     The following table sets forth information concerning options granted by the Company to its Chief Executive Officer and the named executive officers during the fiscal year ended
December 31, 1994. The Company did not grant any stock appreciation rights in 1994.

                                  OPTION GRANTS IN LAST FISCAL YEAR

                             Individual Grants                                    Potential
- ------------------------------------------------------------------------      Realized Value at
                                       % of Total                               Assumed Annual
                        Number of       Options                              Rates of Stock Price
                       Securities      Granted to   Exercise                    Appreciation
                       Underlying      Employees    or Base                    for Option Term
                        Options        in Fiscal     Price    Expiration    ---------------------
       Name          Granted (#)(1)       Year       ($/Sh)      Date        5%($)         10%($)
       ----          --------------   ------------  --------  ----------    -------       -------
Kenneth C. Coon      50,000 Shares        43.5%      $11.375   3/24/2004    $360,200      $906,450
John P. Nelson           None               --            --          --          --            --
Richard C. Gibson        None               --            --          --          --            --
Thomas D. Stamm      10,000 Shares         8.7        11.375   3/24/2004      72,040       181,290
Joseph P. Hutelmyer   5,000 Shares         4.4        11.375   3/24/2004      36,020        90,645
______________

     (1)  Twenty-five percent of these options vest one year from the date of grant and 25% annually thereafter, provided that the option holder remains employed by the Company.

                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                        FY-END OPTIONS VALUES

                         Shares
                        Acquired                  Number of Securities       Value of Unexercised*
                           on                    Underlying Unexercised          In-the-Money
                        Exercise     Value        Options at Fy-End (#)      Options at Fy-End ($)
       Name               (#)     Realized ($)  Exercisable/Unexercisable  Exercisable/Unexercisable
       ----             --------  ------------  -------------------------  -------------------------
Kenneth C. Coon
Chairman, Chief
Executive Officer . .     None        N/A      82,146 Exercisable Options         $418,500
                                               49,500 Unexercisable Options        179,498

John P. Nelson
President, Chief
Operating Officer . .     None        N/A      None                                    N/A

Richard C. Gibson
Executive Vice
President, The
Redland Group, Inc. .     None        N/A      None                                    N/A

Thomas D. Stamm
Senior Vice President
Acceptance Insurance
Company                   None        N/A       2,500 Exercisable Options            9,063
                                                7,500 Unexercisable Options         27,187

Joseph P. Hutelmyer
President, Seaboard
Underwriters, Inc.  .     None        N/A      6,250 Exercisable Options            22,663
                                               8,750 Unexercisable Options          31,712
_______________

* Calculated as the difference between the option exercise price and the closing price per share on the New York Stock Exchange on December 31, 1994.

Employment Agreements

     Kenneth C. Coon, Chairman and Chief Executive Officer of the Company, is employed under an employment agreement. Under this agreement, upon termination of his employment without cause or in certain circumstances by him, the Company is obligated to pay him the amount of his base salary remaining payable over the balance of his employment term (currently ending December 31, 1996, subject to annual automatic one year extensions), the amount of his highest annual cash bonus multiplied by the number of full and partial years remaining in his employment term, and the amount of any incentive, profit-sharing bonus, stock option or other plan accrued on his behalf. Similar payments are due upon the death or disability of Mr. Coon.

     John P. Nelson and Richard C. Gibson, respectively the President and Chief Operating Officer of the Company, and Executive Vice President of The Redland Group, Inc., one of the Company's subsidiaries, are each employed pursuant to identical employment agreements for a term currently ending December 31, 1996, but subject to annual automatic one-year extensions, unless terminated by either party upon 45 days notice prior to each January 1.

Report of the Compensation Committee on Executive Compensation

     During 1993, the Committee developed the current compensation program covering the Company's Chief Executive Officer, and other executive officers and key employees. Compensation is composed of a combination of salary, incentive cash bonuses and stock option grants. The Committee believes that, when operating goals established for the Company are met, it is in the Company's best interest to maintain the level of experienced executives and key employees who delivered such results by allowing such persons to participate in the Company's profits.

     The Company intends that the salary portion of executive compensation, while intended to be competitive in the market place for comparable companies, is not intended as the principal vehicle for rewarding high-level performance by such executives. Rather, over time, the compensation policy will limit salary increases largely to reflect inflation and increased responsibility. A new incentive compensation plan (the "Management Incentive Compensation Plan" or the "Plan"), calling for the payment of cash bonuses in accordance with the provisions of the Plan, will be the vehicle for rewarding superior performance.

     The Management Incentive Compensation Plan includes the following:

(a) Early each year, the Committee, working with the Chief Executive Officer and other key executives, will establish overall Company performance goals, as a target net earnings per share for the year. The Committee, working with the Chief Executive Officer, also will set individual performance goals for executives and key employees at the staff and operating division levels, which are tied to the Company's strategic plan for that year. These individual performance goals are intended to be objective and identifiable in order to measure the degree of performance by the executives and key employees.

(b) The maximum bonus payable is established as a percentage of base salary which ranges from 200% for the Chief Executive Officer down to 20% for lower level, key employees. There also is established, as a percentage of bonus payable, the extent to which the amount of bonus will be based upon meeting Company goals, and the extent to which the bonus will be based upon meeting individual goals; with 20% of the maximum bonus payable to remain at the discretion of the Committee. Attainment of Company goals is weighted more heavily for senior executives (70% for the Chief Executive Officer), while individual goals are weighted more heavily for executives and key employees at the staff and division levels.

(c) The Plan ties the amount of bonus payable, as a percentage of the total maximum, to an analysis of the degree to which goals are met, exceeded or not met. This formula calls for payment of 75% of the maximum bonus where 100% of the goals are achieved; an additional 1% of maximum bonus for each 1% that the goals are exceeded (up to the maximum amount of bonus); a reduction of 2% of maximum bonus for each 1% below 100% attainment of goals; with no bonus payable if less than 75% of goals are obtained.

     Incentive bonuses are payable over a three year period, with the first such payment to be made within 120 days following the end of the applicable year as to which the incentive bonus is earned and calculated, and on a like day each year thereafter. Incentive bonuses in the aggregate may not exceed 10% of the Company's net income for the year.

     The Committee believes that incentive stock options remain an important aspect of executive compensation, particularly for the Chief Executive Officer, Chief Operating Officer and senior executives. At present, the award of incentive stock options is made at the discretion of the Committee, although the Chief Executive Officer is consulted with respect to the grant of stock options to his staff.

     The Committee has not yet adopted a policy with respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code. The Committee deems it unnecessary at this time to adopt such a policy, as it does not consider it eminent that annual compensation to any executive officer will exceed $1 million. The Committee does, however, intend to monitor executive compensation, including the value of compensation which may ultimately be received by executive officers, including the Chief Executive Officer, comprised of salary, cash bonuses and receipt of values under stock option grants, and will address a policy to qualify compensation paid to executive officers under Section 162(m) of the Internal Revenue Code at the time it deems it necessary to do so.

     In all respects, the action of the Compensation Committee is subject to approval by the Board of Directors. During 1994, the Board of Directors awarded the Chief Executive Officer a 5% salary increase and an incentive bonus of $136,500. The Board based the Chief Executive Officer's incentive bonus on the aforementioned criteria, with the Company having achieved 82% of its target earnings per share for 1993. The Board also exercised its discretion to award the Chief Executive Officer an option to purchase 50,000 shares of Common Stock at $11.325, pursuant to the ISO Plan.

     Members of the Compensation Committee are:

          Robert LeBuhn, Chairman
          David L. Treadwell
          Doug T. Valassis

                    STOCK PERFORMANCE GRAPHS

     The Company has undergone a substantial reorganization, changing its business from the citrus and real estate business activities in which it had been engaged, to the specialty property and casualty insurance business in which it currently is engaged. By mid-1992, with the Company's move of its headquarters from Bloomfield Hills, Michigan, to Omaha, Nebraska, the headquarters of its insurance operations, the reorganization was effectively complete. The Company believes that any comparison of its stock performance to that of comparable companies would require a comparison to property and casualty insurance companies commencing the last half of 1992, and to small capitalization food processor companies for the 2 1/2 year period prior thereto. Thus, stock performance is presented in two graphs, one covering the period of time from July 1, 1992 to December 31, 1994, comparing the performance of the Company's Common Stock to the Value Line Property and Casualty Insurance Group and the Russell 2000. The second graph, covering the period December 31, 1989 through June 30, 1992, compares the performance of the Company's Common Stock with the Value Line Food Processors Small Capitalization Group and the Russell 2000.

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
       Acceptance Insurance Companies, Russell 2000 Index
                and Insurance:  Property/Casualty
         (Performance Results Through December 31, 1994)

               July 1,
                1992         1992        1993        1994
               -------       ----        ----        ----
$180.00


                                                   $166.66(1)
 160.00



 140.00                                $140.57(2)
                                                   $137.78(2)
                                       $134.72(1)

 120.00                    $122.83(3)
                           $118.21(2)  $119.31(3)  $118.37(3)

                           $106.94(1)
 100.00        $100.00(2)



  80.00



  60.00



  40.00



  20.00
_______________

(1)  Acceptance Insurance Companies Inc.

(2)  Russell 2000 Index

(3)  Insurance:  Property/Casualty

Assumes $100 invested at the close of trading 7/1/92 in Acceptance Insurance Companies common stock, Russell 2000 index, and Insurance: Property/Casualty
*Cumulative total return assumes reinvestment of dividends.

                                        Source:  Value Line, Inc.
Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or ommissions contained herein.

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
       Acceptance Insurance Companies, Russell 2000 Index
                and Food Processors:  Small Cap.
           (Performance Results Through June 30, 1992)

                                                   June 30,
                1989         1990        1991        1992
                ----         ----        ----      --------
$140.00

                                       $132.35(3)

 120.00                                            $118.96(3)
                           $114.09(3)  $117.56(2)  $117.76(2)


 100.00        $100.00(2)



  80.00                    $80.49(2)



  60.00


                           $46.15(1)
  40.00

                                       $30.77(1)   $32.91(1)

  20.00



   0.00
_______________

(1)  Acceptance Insurance Companies Inc.

(2)  Russell 2000 Index

(3)  Food Processors:  Small Cap.

Assumes $100 invested at the close of trading 12/31/89 in Acceptance Insurance Companies common stock, Russell 2000 index, and Food Processors: Small Cap.
*Cumulative total return assumes reinvestment of dividends.

                                        Source:  Value Line, Inc.
Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or ommissions contained herein.

        COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based upon the Company's review of Forms 3, 4 and 5, and amendments thereto, furnished during or with respect to the Company's 1994 fiscal year, and separate written representations, the following persons subject to Section 16 of the Securities Exchange Act of 1934 ("Exchange Act") with respect to the Company, failed to file on a timely basis reports required by
Section 16(a) of the Exchange Act during the Company's 1994 fiscal year or prior fiscal years: (1) Messrs. Bielfield, Doug T. Valassis and George F. Valassis each filed one late report, disclosing one transaction and (2) Messrs. Haney, Stamm, Svoboda and D. Craig Valassis each did not report in a timely manner his initial beneficial ownership.

                      CERTAIN TRANSACTIONS

     The following is a description of certain relationships and business transactions occurring since January 1, 1994.

     In April 1994, the Company acquired Statewide Insurance Corporation ("Statewide"), which had acted as the exclusive general agent for the Company's non-standard automobile insurance business since the formation of Phoenix Indemnity Insurance Company. Mr. Mang was Executive Vice President of Statewide prior to its acquisition by the Company.

     In November 1994, pursuant to a call by the Company to redeem certain outstanding warrants, the following exercises of warrants to purchase shares of Common Stock at an exercise price of $11 per share occurred: (1) the Valassis Children's Trust (defined below) exercised 649,548 warrants; (2) Mr. Coon and his spouse exercised 45,061 warrants; (3) Mr. McCarthy and his affiliates and spouse exercised 77,851 warrants, and (4) Mr. Nelson's family investment company, controlled by Mr. Nelson, exercised 58,770 warrants.

     Doug T. Valassis, a director of the Company, is the son of George F. Valassis, a principal shareholder of the Company, and is President and Chief Executive Officer and a director of Franklin Enterprises, Inc. ("Franklin"). Franklin is a general partner of Valassis Enterprises, L.P. D. Craig Valassis also is a son of George F. Valassis and Vice President of Franklin. Edward W. Elliott, Jr., a director of the Company, is Vice Chairman and Chief Financial Officer and a director of Franklin. Messrs. D. Craig Valassis, Doug T. Valassis and Edward W. Elliott, Jr., are co-trustees of an irrevocable family trust ("Valassis Children's Trust") established by George F. Valassis. Under the terms of the governing trust instrument, at any time while Mr. Elliott is co-trustee, he may acquire any and all assets held in the trust by substituting other assets of equivalent value. D. Craig Valassis and Doug T. Valassis also are one-third beneficiaries of the Valassis Children's Trust, and beneficiaries of another family trust established by George F. Valassis.

     Mr. McCarthy, a director of the Company, is the Chairman, director and principal shareholder of McCarthy Group, Inc., parent of McCarthy & Co. McCarthy & Co., d/b/a LongView Capital Management, provides asset management services to the Company and received fees of approximately $131,753 in 1994.

     Messrs. Bielfield, Coon and McCarthy are directors, and Mr.
Treadwell is Chairman, Chief Executive Officer and director, of
Major Realty Corporation, a 33.1% owned subsidiary of the Company.

     By virtue of the foregoing positions, relationships and interests, the persons named above may have an indirect material interest in transactions and business relationships between the Company and its subsidiaries and such persons or their affiliates.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

     The following table provides information as of April 24, 1995, with respect to beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock.

                                      Sole Ownership       Shared Ownership       Total Ownership
                                   --------------------- --------------------- ---------------------
             Name of               Number of   Percent   Number of   Percent   Number of   Percent
        Beneficial Owner           Shares(1) of Class(2) Shares(1) of Class(2) Shares(1) of Class(2)
        ----------------           --------- ----------- --------- ----------- --------- -----------
George F. Valassis(3)               325,797      2.2%    1,649,079    10.9%    1,974,876    13.1%
  1400 N. Woodward Avenue
  Suite 270
  Bloomfield Hills, MI  48304

D. Craig Valassis(4)                  9,090      *       1,442,118     9.6%    1,451,208     9.6%
  1400 N. Woodward Avenue
  Suite 270
  Bloomfield Hills, MI  48304

Doug T. Valassis(5)                   6,045      *       1,442,118     9.6%    1,448,163     9.6%
Franklin Enterprises, Inc.
  520 Lake Cook Road, Suite 380
  Deerfield, IL  60015

FMR Corp.(6)                             --      --      1,050,000     7.0%    1,050,000     7.0%
  82 Devonshire Street
  Boston, MA  02109-3614

John P. Nelson(7)                   401,058      2.7%      505,145     3.4%      906,203     6.0%
Acceptance Insurance Companies Inc.
  Suite 600 North
  222 South 15th Street
  Omaha, NE  68102
_______________

     *  Less than one percent.

     (1)  The column sets forth shares of Common Stock which are deemed to be "beneficially owned"
pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

     (2)  For purposes of calculating the percentage of Common Stock beneficially owned by any beneficial owner, but only as to such owner, the shares of Common Stock issuable to such person under stock options or warrants exercisable within 60 days are considered outstanding and added to the shares of Common Stock actually outstanding.

     (3)  Includes 206,961 shares of Common Stock held pursuant to a Trust Agreement dated February
3, 1986, for which trust Mr. Valassis acts as sole trustee; 741,320 shares of Common Stock held by
Valassis Enterprises, L.P., of which the general partners are Mr. Valassis, individually, and
Franklin Enterprises, Inc., of which Mr. Valassis is the sole shareholder and Chairman of the Board;
immediately exercisable warrants to purchase 51,250 shares of Common Stock held by Valassis
Enterprises, L.P.; and 649,548 shares of Common Stock held pursuant to a trust for which Mr.
Valassis acts as income beneficiary.  Excludes 55,957 shares of Common Stock held by Mr. Valassis'
spouse, over which Mr. Valassis has no voting power or dispositive power, and as to which Mr.
Valassis disclaims beneficial ownership.

     (4)  Includes 741,320 shares of Common Stock held by Valassis Enterprises, L.P., of which the general partners are Mr. Valassis' father, individually, and Franklin Enterprises, Inc., of which
Mr. Valassis is Vice President, 649,548 shares of Common Stock held pursuant to the trusts for which
Mr. Valassis acts either as beneficiary or co-trustee and immediately exercisable warrants to purchase 51,250 shares of Common Stock held by Valassis Enterprises, L.P.

     (5)  Includes 741,320 shares of Common Stock held by Valassis Enterprises, L.P., of which the general partners are Mr. Valassis' father, individually, and Franklin Enterprises, Inc., of which
Mr Valassis is President and Chief Executive Officer, 649,548 shares of Common Stock held pursuant to three trusts for which Mr. Valassis acts either as beneficiary or co-trustee, and immediately exercisable warrants to purchase 51,250 shares of Common Stock held by Valassis Enterprises, L.P.
Sole ownership includes an immediately exercisable option to purchase 1,500 shares of Common Stock.

     (6)  Based on Amendment No. 3, dated December 31, 1994, to the statement on Schedule 13G, filed with the Commission on behalf of FMR Corp.  FMR Corp. is an investment advisor registered under
Section 203 of the Investment Advisors Act of 1940 and, because of affiliate relationships, may be considered to share beneficial ownership of the shares of Common Stock with Edward C. Johnson, III,
Chairman of FMR Corp., and Fidelity Capital Appreciation Fund.

     (7)  Includes 117,540 shares of Common Stock held by a family corporation controlled by Mr.
Nelson, 2,200 shares of Common Stock held by Mr. Nelson's wife, and 385,405 shares controlled by Mr.
Nelson through revocable proxies.

Management

     The following table provides information as of April 24, 1995, with respect to beneficial ownership of the Common Stock by each director and named executive officer of the Company, individually, and by all directors and executive officers of the Company as a group.
<TABLE
[CAPTION]
                                          Common Stock
                               ----------------------------------
                                 Number of Shares      Percent of
                               Beneficially Owned(1)    Class(2)
                               ---------------------   ----------
[S]                                  (C)                  [C]
Jay A. Bielfield(3)                     13,250             *
Kenneth C. Coon(4)                     204,927             1.4%
Edward W. Elliott, Jr.(5)              653,048             4.3
Greg D. Ewald(6)                        13,150             *
William J. Gerber(7)                    27,354             *
Richard C. Gibson                      354,083             2.3
Robert W. Haney(8)                       1,659             *
Joseph P. Hutelmyer(9)                   8,243             *
Peter A. Knolla (10)                     3,696             *
Robert LeBuhn(11)                        3,500             *
Georgia M. Mace(12)                     24,070             *
George P. Mang(13)                       7,933             *
Michael R. McCarthy(14)                180,076             1.2
John P. Nelson(15)                     906,203             6.0
R. L. Richards(16)                      82,591             *
Joseph G. Smith(17)                      9,068             *
Thomas D. Stamm(18)                      2,500             *
John R. Svoboda(19)                      2,158             *
David L. Treadwell(20)                   1,700             *
Doug T. Valassis(21)                 1,448,163             9.6
                                     ---------            ----
All directors and officers
  as a group (20 persons)            3,297,824            21.8%
                                     =========            ====
_______________

[FN]
     *  Less than one percent.

     (1) The column sets forth shares of Common Stock which are deemed to be "beneficially owned" by the persons named under SEC Rule 13d-3. Each of the persons in the table has sole voting and investment power with respect to all shares beneficially owned by him or her, except as described in the following footnotes.

     (2) For purposes of calculating the percentage of Common Stock beneficially owned by any beneficial owner, but only as to such owner, the shares of Common Stock issuable to such person under stock options or warrants exercisable within 60 days are considered outstanding and added to the shares of Common Stock actually outstanding.

     (3) Includes 2,500 shares owned by Mr. Bielfield's spouse and an immediately exercisable option to purchase 1,500 shares of Common Stock.

     (4) Includes 1,216 shares of Common Stock owned by Mr. Coon's spouse, 9,631 shares of Common Stock held for Mr. Coon's account by the trustee of the Employee Stock Ownership and Tax Deferred Savings Plan ("KSOP"), 1,717 shares of Common Stock held for Mrs. Coon's account by the trustee of the KSOP, and immediately exercisable options to purchase 82,146 shares of Common Stock.

     (5) Includes 649,548 shares of Common Stock held in various trusts for which the shareholder acts as a beneficiary, co-trustee or both, and an immediately exercisable option to purchase 1,500 shares of Common Stock.

     (6) Includes 5,564 shares of Common Stock held by the trustee of the KSOP for the account of Mr. Ewald, and immediately exercisable options to purchase 5,625 shares of Common Stock.

     (7) Includes 4,512 shares of Common Stock held by the trustee of the KSOP for the account of Mr. Gerber, 60 shares of Common Stock held by Mr. Gerber as custodian for his minor children, and immediately exercisable options to purchase 21,250 shares of Common Stock.

     (8) Includes 117 shares of Common Stock held by the trustee of the KSOP for the account of Mr. Haney and immediately exercisable options to purchase 1,250 shares of Common Stock.

     (9) Includes 1,993 shares of Common Stock held by the trustee of the KSOP for the account of Mr. Hutelmyer and immediately exercisable options to purchase 6,250 shares of Common Stock.

     (10) Includes 2,140 shares of Common Stock held by the trustee under the KSOP for the account of Mr. Knolla and immediately exercisable options to purchase 625 shares of Common
Stock.

     (11)  Includes an immediately exercisable option to purchase
1,500 shares of Common Stock.

     (12) Includes 5,592 shares of Common Stock held by the trustee under the KSOP for the account of Ms. Mace and immediately exercisable options to purchase 16,875 shares of Common Stock.

     (13)  Includes immediately exercisable options to purchase
7,500 shares of Common Stock.

     (14) Includes 69,366 shares of Common Stock held by Mr. McCarthy's spouse, 77,138 shares of Common Stock owned by McCarthy & Co., 4,080 shares of Common Stock held by McCarthy & Co.'s 401(k) trust, 16,327 shares owned by McCarthy Group, Inc., 800 shares of Common Stock in discretionary investment accounts managed for clients and immediately exercisable options to purchase 1,500 shares of Common Stock.

     (15)  See Note (7) under "Security Ownership of Certain
Beneficial Owners and Management -- Principal Shareholders."

     (16) Includes 5,125 immediately exercisable warrants and an immediately exercisable option to purchase 1,500 shares of Common
Stock.

     (17)  Includes 1,200 shares of Common Stock owned by Mr.
Smith's wife and an immediately exercisable option to purchase
1,250 shares of Common Stock.

     (18)  Includes an immediately exercisable option to purchase
2,500 shares of Common Stock.

     (19) Includes 1,533 shares of Common Stock held by the trustee of the KSOP for the account of Mr. Svoboda and an immediately exercisable option to purchase 625 shares of Common
Stock.

     (20)  Includes an immediately exercisable option to purchase
1,500 shares of Common Stock.

     (21)  See Note (5) under "Security Ownership of Certain
Beneficial Owners and Management -- Principal Shareholders."
[/FN]
[/TABLE]
                        V.  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Shareholders. However, if other proper matters should come before the Annual Meeting, or any adjournment thereof, the persons named in the enclosed Proxy intend to vote the shares represented by all Proxies held by them in accordance with their best judgment with respect to any such matters.
                    ________________________

     Shareholders are urged to complete, sign and date the enclosed Proxy and return it as promptly as possible in the envelope enclosed for that purpose. The Proxy does not affect the right to vote in person at the Annual Meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS
                              Donn E. Davis
                              Secretary

May 2, 1995
                             ANNEX A

               ACCEPTANCE INSURANCE COMPANIES INC.

            AMENDED 1992 INCENTIVE STOCK OPTION PLAN

          Statement of 1992 Incentive Stock Option Plan, dated
December 22, 1992, as amended May 25, 1995, for Acceptance
Insurance Companies Inc. (the "Company").

          Whereas, the Board of Directors of the Company (the "Board"), deem it in the best interests of the Company that certain management personnel employed by the Company and by its subsidiaries, and directors of the Company, be given the opportunity to acquire a stake in the growth of the Company, as a means of assuring their maximum effort and continued association with the Company, and

          Whereas, the Board believes the Company can best obtain these and other benefits by granting incentive stock options to designated employees and directors from time to time, pursuant to
Section 422 and related Sections of the Internal Revenue Code,

          Now, therefore, the Board has adopted this 1992
Incentive Stock Option Plan (the "Plan"), and amendments thereto effective May 25, 1995, effective upon approval of the affirmative vote of the Company's shareholders.

          1. Policy. The Company shall, from time to time, grant options for sale of shares to management personnel employed by it, and by subsidiary corporations of the Company, and to directors of the Company, pursuant to the terms of this Plan.
The term "subsidiary corporation" means any corporation in which the Company owns at least 50% of the voting shares, or any corporation in a chain of corporations connected with the Company through ownership of at least 50% of its voting shares by any corporation in the chain.

          2. Option Stock. Options under this Plan shall pertain to authorized and unissued Common Stock of the Company, par value $.40 per share (hereinafter "Option Shares"). The total number of Option Shares available for option under this Plan shall not exceed gross limit of 1,000,000 in the aggregate. The Company shall at all times while this Plan is in force reserve such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan.

          3. Participants. (a) For the purpose of this Plan, the term "management personnel" shall be deemed to include only the following full-time employees of the Company (the term "employees" shall include employees of the Company or its subsidiary corporations): Officers, Department Heads, Division Managers and other employees determined by the Board to be Key Employees of the Company. The Plan shall be administered by the Compensation and Stock Option Committee of the Board (the "Committee"), the members of which each shall be "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"). From time to time the Committee, on recommendation of the President or Chief Executive Officer of the Company, shall designate from the employees of the Company those entitled to participate in the Plan, and shall prescribe the extent and terms of their participation, subject to the provisions of the Plan. Such designation shall be made in the absolute discretion of the Committee and shall be final without approval of the shareholders. In designating participants the Committee shall fix the number of shares to be optioned to designees in its absolute discretion.

               (b) Directors who are not full-time employees of the Company ("Non-employee Directors") automatically shall receive an option to purchase 1,500 shares upon initial election and each re-election, unless the Non-employee Director elects six months in advance not to receive an option (such automatic grant being hereinafter referred to as the "Formula"); provided, however, Formula grants shall not be made to a member of the Committee if such grants would cause the recipient to no longer be a "disinterested person" within the meaning of Rule 16b-3 of the Exchange Act.

          4. Price. The option price or prices of the Company's Common Stock offered to any participant under this Plan shall be determined by the Board in its absolute discretion at the time of granting of an option; provided, however, that such price or prices shall in no event be less than 100% of the fair market value of the Common Stock on the date of granting of the option. In the case of options granted to a person who owns more than 10% of the voting power of the shares of the Company, or of the parent or any subsidiary of the Company, the option price for the Common Stock shall in no event be less than 110% of the fair market value thereof on the date of the granting of the option. For purposes hereof, the fair market value of the Common Stock shall be the closing sales price on the New York Stock Exchange, Inc., on the date nearest preceding the granting of the option. In no event shall an option for Common Stock granted under this Plan be deemed not to qualify as an incentive stock option, within the meaning of Section 422 of the 1986 Internal Revenue Code, by reason of the determination of the purchase price for said shares, so long as the establishment of the fair market value of such shares on the date of grant of the option shall have been determined in good faith.

          5. Time of Exercise. Except as to options granted to Non-employee Directors, any option granted under this Plan shall not be exercisable prior to the expiration of one year following the date of the granting of such option to the particular participant, and 25% of the total number of options shall vest and shall become exercisable each year beginning one year from the date of grant until fully vested. The option may be exercised in whole or in part at any time, or from time to time thereafter, until the expiration of the option. An option shall expire ten years after the date of grant, except that options granted to a person who owns more than 10% of the voting power of the shares of the Company or of the parent or any subsidiary of the Company, shall expire five years after the date of grant. Options automatically granted to Non-employee Directors shall vest and shall be exercisable immediately upon expiration of such director's then current term as a director. With respect to options granted to participants subject to Section 16 of the Exchange Act, at least six months must elapse from the date of acquisition of any option granted pursuant to the Plan to the date of disposition of the option (other than upon exercise or conversion) or its underlying common stock.

          6. Method of Granting. Whenever the Committee shall designate a person for the receipt of an option, the Secretary (or if the Secretary is himself the designee, the President) of the Company shall forthwith send notice thereof to the designee, in such form as the Board shall approve, stating the number of shares optioned to such designee and the price per share, and attaching a copy of this Plan. The date of action by the Committee or the Board shall be the date of the granting of the option to such participant for all purposes of this Plan. The notice may be accompanied by an option agreement to be signed by the Company and by the participant if the Board shall so direct, which shall be in such form and shall contain such provisions as the Board shall deem advisable.

          7. Adjustments of Option Stock. (a) If at any time, or from time to time, after the grant but prior to the exercise of all or any part of an option under this Plan, the Company shall affect a subdivision or combination of Common Stock, into a greater or smaller number of shares, or a reclassification of such Common Stock into shares of another class or into securities, or the Company shall be consolidated or merged with any other corporation, then there shall be thereafter deliverable by the Company, or by the corporation surviving a merger or consolidation, upon any exercise of such option, in lieu of such Common Stock and for the same price, such shares and securities as shall have been substituted for the Common Stock in connection with such subdivision, combination, reclassification, consolidation or merger. Such substituted shares or securities shall be deemed Option Shares for the purposes of this plan.

               (b) If at any time, or from time to time, after the grant but prior to the exercise of all or any part of the options under this Plan, the Board shall declare in respect of the Company's Common Stock any dividend payable in shares of the Company of any class, then there shall be deliverable upon any exercise thereafter of any option under this Plan, in addition to each Option Share and for no additional price, such additional share or shares as shall have been distributable as a result of such share dividend in respect of an Option Share; except that fractional shares shall not be so deliverable. Any such share dividend shall be deemed part of the Option Shares for purposes of this Plan.

          8. Assignments. Any option granted under this Plan shall be exercisable only by the participant to whom granted during his or her lifetime, and shall not be assignable or transferrable otherwise than by will or by the laws of descent and distribution.

          9. Severance, Death, Retirement. (a) Employee Participants. In the event that an employee participant shall cease to be employed by the Company for any reason except death or retirement, any option or options theretofore granted to him or her under this Plan which shall not have been exercised, shall be exercisable within three months after termination of his or her employment. In the event an employee participant dies, or retires, while employed by the Company, any option or options theretofore granted to him or her under this Plan which shall not have been exercised shall be exercisable until the expiration of such options as provided in Section 5 hereof.

               (b) Director Participants. In the event that a director participant shall cease to be a director of the Company for any reason except death, any option or options theretofore granted to him or her under this Plan which shall not have been exercised shall be exercisable within three months after expiration of his or her term as a director. In the event that a director participant shall cease to be a director of the Company because of death, any option or options theretofore granted to him or her under this Plan which shall not have been exercised shall be exercisable until the expiration of such options as provided in Section 5 hereof.

               (c) Exercise in the Event of Death. In the event of the death of any participant while employed by, or a director of, the Company, any option or options theretofore granted to him or her under this Plan which shall not have been exercised shall be exercisable by the estate or heirs of such participant.

          10. Manner of Exercise. Whenever an option is granted under this Plan in respect of Option Shares, such shares may be purchased by written notice of election delivered prior to the expiration of the option to the Company at its principal office by registered or certified mail, stating the number of shares with respect to which the option is being exercised and specifying a date, not less than five nor more than fifteen days after the date of such notice, on which the shares will be taken and payment made for them.

          The shares being purchased may be paid for (a) in cash, or (b) by delivery to the Company of whole shares of Common Stock (including previously owned shares and shares acquired upon partial exercise of the option) evidenced by negotiable stock certificates duly endorsed for transfer in blank and not subject to any applicable restrictions on transfer, valued for such purpose at the highest sales price of the Common Stock as reported on the New York Stock Exchange Composite Listing for the day immediately preceding the date of exercise, or if there were no sales on such date, on the next preceding date on which there were such sales, or (c) any combination of the foregoing.

          11. Closing. On the date specified in the notice of election referred to above, or an adjourned date provided for later in this paragraph, the Company shall deliver or cause to be delivered to the participant certificates for the number of shares with respect to which the option is being exercised, against payment for them. Delivery of the shares may be made at the principal office of the Company or at the office of a transfer agent appointed for the shares of the Company. No shares shall be issued until full payment for them has been made in accordance with Section 10 hereof; and a participant has none of the rights of a shareholder until the shares are issued as herein provided. In the event of any failure to take up and pay for the number of shares specified in the notice of election on the date stated on it, or an adjourned date, the option shall become inoperative as to such number of shares, but shall continue with respect to any remaining shares covered by the option and not yet acquired pursuant to it. If any law, or any regulation of the Securities and Exchange Commission or of any other body having jurisdiction, shall require the Company or the participant to take any action in connection with the shares specified in the notice of election, then the date specified therein for the delivery of the shares shall be adjourned until the completion of the necessary action.

          12. Securities Registration. The Company shall (a) register the shares underlying options granted hereunder under the Securities Act of 1933 on Form S-8, or other appropriate form of registration statement, (b) qualify such shares where required under state securities laws, and (c) cause such shares to be listed on the New York Stock Exchange, Inc.

          13. Amendment and Discontinuance. The Plan shall terminate on December 22, 2002, and an option shall not be granted after that date. The Board may alter, suspend, or discontinue this Plan; provided, however, that: (1) the Board shall not, without the written consent of the holders of options, alter or impair unexercised options that may have been previously granted under this Plan, except insofar as a merger or consolidation of the Company, or a termination of employment or directorship of a participant, or a liquidation or dissolution shall effect a cancellation of an option under the terms of paragraphs 7 or 14 hereof; and (2) that the Formula shall not be amended more than once every six (6) months, except an amendment necessary to comport the Plan with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations promulgated thereunder.

          14. Liquidation. Upon the complete liquidation of the Company, any unexercised options previously granted under this Plan shall be deemed canceled. In the event of the complete liquidation of a subsidiary corporation, or in the event that such corporation ceases to be a subsidiary corporation as that term is defined in paragraph 1 above, any unexercised options previously granted to participants employed by such corporation shall be deemed canceled unless such participants shall become employed by the Company or by any other subsidiary corporation upon the occurrence of such event.

          15. Shareholder Approval. This Plan is subject to the approval of the shareholders of the Company by an affirmative vote of the holders of a majority of the votes cast at a meeting of such shareholders.

          16. Securities Laws. Anything to the contrary herein notwithstanding, the Company's obligation to deliver stock pursuant to an option is subject to compliance with federal and state securities laws, rules and regulations applying to the authorization, issuance or sale of securities, and applicable stock exchange requirements, as the Company deems necessary or advisable. The Company shall not be required to sell or deliver stock pursuant hereto unless and until it receives satisfactory assurance that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933 or the Exchange Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or the rules and regulations of any stock exchange on which the securities are traded, or the provision of any state securities law, or that there have been compliance with the provisions of such act, rules, regulations and state laws.

          With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the plan administrators fails to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the plan administrators.

          17. Effect on Employment and Services. Neither the adoption of the Plan, nor the granting of any Incentive Stock Option under the Plan shall be deemed to create any right in any individual to be retained or continued in the employment or services of the Company or its subsidiaries.

          IN WITNESS WHEREOF, this Amendment to the 1992
Incentive Stock Option Plan has been approved by the Board of

Directors of Acceptance Insurance Companies Inc. and is hereby executed as of the 23rd day of March, 1995.


                              ACCEPTANCE INSURANCE COMPANIES INC.


                                   /s/ Kenneth C. Coon
                              By _______________________________
                                   Kenneth C. Coon
                                   Chairman and Chief Executive
                                   Officer

                              PROXY
               ACCEPTANCE INSURANCE COMPANIES INC.
                 ANNUAL MEETING OF SHAREHOLDERS
                          May 25, 1995


     The undersigned, a shareholder of Acceptance Insurance Companies Inc. (the "Company"), hereby appoints Kenneth C. Coon and Donn E. Davis, and each of them, attorneys, agents and proxies, with full power of substitutions to each, for and in the name of the undersigned to vote, as designated below, all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Marriott Hotel, 10220 Regency Circle, Omaha, Nebraska, on May 25, 1995, at 10:00 a.m., Local Time, and at any adjournments thereof.


ELECTION OF DIRECTORS, Nominees:

Jay A. Bielfield, Kenneth C. Coon, Edward W. Elliott, Jr.,
Robert LeBuhn, Michael R. McCarthy, John P. Nelson,
R. L. Richards, David L. Treadwell, Doug T. Valassis

                    (change of address)

                    ________________________________________

                    ________________________________________

                    ________________________________________

                    ________________________________________
                    (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this Card.

                                                  SEE REVERSE
                                                      SIDE
[x] Please mark your votes               SHARES IN YOUR NAME
    as in this example.


 1.  Election of           FOR [ ]         WITHHELD [ ]
     Directors
     (see reverse)

     For, except vote withheld from the following nominee(s):

     ____________________________________________________________


 2.  Amendment to Amended  FOR [ ]    AGAINST [ ]    ABSTAIN [ ]
     1992 Incentive Stock
     Option Plan

 3.  Ratification of       FOR [ ]    AGAINST [ ]    ABSTAIN [ ]
     appointment of
     Deloitte & Touche
     LLP as the
     Company's Principal
     Independent Public
     Accountants

 4.  Amendment to          FOR [ ]    AGAINST [ ]    ABSTAIN [ ]
     Restated Certificate
     of Incorporation


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED HEREIN AND FOR ALL OTHER PROPOSALS SUBMITTED TO THE SHAREHOLDERS IN THIS PROXY. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR ALL OTHER PROPOSALS SUBMITTED TO THE SHAREHOLDERS IN THIS PROXY. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE, OR, FOR GOOD CAUSE, WILL NOT SERVE.

     The undersigned acknowledges receipt of the Notice of Annual
Meeting of Shareholders and the Proxy Statement dated May 2, 1995 and ratifies all that the proxies or any of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

                                        Change  [ ]
                                          of
                                        Address

SIGNATURE(S) __________________________________ DATE ____________

SIGNATURE(S) __________________________________ DATE ____________
                   Joint Owner, if any


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              PLEASE MARK, SIGN, DATE AND RETURN
                              THIS PROXY CARD PROMPTLY USING THE
                              ENCLOSED ENVELOPE.  SHAREHOLDERS
                              SHOULD NOT SEND ANY STOCK CERTIFI-
                              CATES WITH THEIR PROXY CARDS.